Exhibit 4.33.5

DEED OF RELEASE

Dated 29 March, 2004

BETWEEN

WOODMERE TANKERS LDC

AND

CALICO LEASING (GB) LIMITED

(formerly Natwest Leasing (GB) Limited)

AND

THE ROYAL BANK OF SCOTLAND PLC

ALLEN & OVERY

London

39625-00022 BK:1237330.2

THIS DEED OF RELEASE is dated 29 March, 2004 between:

(1)           WOODMERE TANKERS LDC, a company incorporated in the Cayman Islands whose registered office is at 3rd floor, CIBC Financial Centre, PO Box 1234, George Town, Grand Cayman Island (the Chargee);

(2)           CALICO LEASING (GB) LIMITED (formerly Natwest Leasing (GB) Limited), a company incorporated in England and Wales (registered number 1791957) whose office is at 30 St Mary Axe Avenue, London EC3A 8EP (the Chargor).

(3)           THE ROYAL BANK OF SCOTLAND PLC, registered in Scotland under number SCO90312 whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB (as agent and trustee for the Finance Parties (as defined in the Lessor Deposit Agreement) (the Agent).

BACKGROUND

Under the Lessor Mortgage and Assignment, the Chargor, as security for the Secured Obligations, mortgaged to the Chargee the Vessel by way of first priority mortgage and assigned to the Chargee all the Assigned Rights.

IT IS AGREED as follows:

1.             INTERPRETATION

1.1          Definitions

In this Deed:

Lessor Mortgage and Assignment means the lessor mortgage and assignment dated 12th February, 1997 between the Chargor and the Chargee, relating to one approximately 298,000 dwt double hulled very large crude carrier m.v. “Myrina” (the Vessel).

1.2          Construction

(a)           Capitalised terms defined in the Lessor Mortgage and Assignment (whether expressly or by incorporation) have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)           The provisions of Clause 1.2(e) (Construction) of the Lessor Direct Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Lessor Direct Agreement are to be construed as references to this Deed.

2.             DISCHARGE, RELEASE AND REASSIGNMENT

(a)           The Chargee without any warranty or representation (i) irrevocably and unconditionally releases and discharges all security created by the Chargor under the Lessor Mortgage and Assignment, (ii) re-assigns to the Chargor all the Assigned Rights and (ii) releases the Chargor from all obligations under the Lessor Mortgage and Assignment.

(b)           The Agent consents to the release, discharge and re-assignment referred to in Clause 2(a).

3.             FURTHER ASSURANCE

The Chargee shall from time to time execute and do all such further assurances, deeds, acts and things (including the giving of notices and the making of any filings and/or registrations consequent upon this Deed) as the Chargor may reasonably request in writing in connection with the release and discharge of the Lessor Mortgage and Assignment.

4.             COUNTERPARTS

This Deed may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

5.             GOVERNING LAW

This Deed is governed by English law.

6.             EXCLUSION OF THIRD PARTY RIGHTS

A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SIGNATORIES

Chargee

EXECUTED AS A DEED	)	/s/ Nicholas Sherriff
for and on behalf of	)
WOODMERE TANKERS LDC	)
acting by Nicholas Sherriff	)
)
its duly authorised attorney	)
in the presence of:	)
/s/ illegible

Chargor

EXECUTED AS A DEED	)	/s/ Bob Ratcliffe
for and on behalf of	)
CALICO LEASING (GB) LIMITED	)
(formerly Natwest	)
Leasing (GB) Limited))
acting by Bob Ratcliffe	)
)
its duly authorised attorney	)
in the presence of:	)
/s/ PE Shaw

Agent

EXECUTED AS A DEED	)	/s/ Robert J. Manners
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND	)
PLC	)
acting by Robert J. Manners	)
)
its duly authorised attorney	)
in the presence of:	)
/s/ Charmaine Rumbelow